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                 Independent Auditors' Consent

To the Board of Trustees and Shareholders of Aquila Rocky Mountain Equity Fund:

We consent to the use of our report dated January 31, 2000, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus, and "Financial Statements" and "Transfer Agent, Custodian and Auditors" in the Statement of Additional Information.


KPMG LLP
 /s/KPMG LLP

New York, New York
April 24, 2000